Exhibit 99.1

Media:	Lowell Weiner	Investors:	Valerie Haertel
	(201) 269-6986		(201) 269-5781
	lowell_weiner@medco.com		valerie_haertel@medco.com

Medco Announces Two-For-One Stock Split

FRANKLIN LAKES, N.J., Nov. 29, 2007 – Medco Health Solutions, Inc. (NYSE: MHS) today announced that its Board of Directors has approved a two-for-one stock split. The stock split, effected in the form of a dividend, will entitle all shareholders of record at the close of business on Jan. 10, 2008 to receive one additional share of Medco common stock for each share held on that date. The stock dividend will be distributed on Jan. 24, 2008.

Since becoming a public company in August 2003, Medco’s stock has appreciated approximately four-fold.

“By concentrating our resources on breakthrough innovations that deliver clinical and financial value to our clients and members, we have, in turn, delivered a consistent track record of building wealth for our shareholders,” said David B. Snow Jr., Medco chairman and CEO. “Following this strategy that leverages key growth drivers — including generics, mail order, specialty pharmacy, and Medicare, and our success in driving net-new business — we are confident that we will continue to grow shareholder value.”

About Medco

Medco Health Solutions, Inc. (NYSE:MHS) is the nation’s leading pharmacy benefit manager based on its 2006 total net revenues of more than $42 billion. Medco’s prescription drug benefit programs, covering one in five Americans, are designed to drive down the cost of pharmacy health care for private and public employers, health plans, labor unions and government agencies of all sizes, and for individuals served by the Medicare Part D Prescription Drug Program. Medco, the world’s most advanced pharmacyTM has created Therapeutic Resource CentersTM that are staffed with hundreds of specialist pharmacists trained and certified in specific chronic and complex conditions and have expertise in the medications that treat them. Medco is the nation’s largest diabetes pharmacy care practice based on covered lives with the 2007 acquisition of the Liberty Medical, and the largest specialty pharmacy based on net revenues with the 2005 acquisition of Accredo Health, Incorporated. Medco is the highest-ranked independent pharmacy benefit manager on the 2007 Fortune 500 list. On the Net: http://www.medco.com.

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management (“PBM”) and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,”

Stock Split, Page 2

“guidance” and similar expressions to identify these forward-looking statements. Medco’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors. These factors include:

•	Competition in the PBM, specialty pharmacy and the broader health care industry is intense and could impair our ability to attract and retain clients;

•	Failure to retain key clients could result in significantly decreased revenues and could harm our profitability;

•	If we do not continue to earn and retain purchase discounts and rebates from manufacturers at current levels, our gross margins may decline;

•	Our acquisition activity increased recently and if we are unable to effectively integrate acquired businesses into ours, our operating results may be adversely affected;

•	If we fail to comply with complex and rapidly evolving laws and regulations, we could suffer penalties, or be required to pay substantial damages or make significant changes to our operations;

•	Government efforts to reduce health care costs and alter health care financing practices could lead to a decreased demand for our services or to reduced profitability;

•	Failure to execute our Medicare Part D prescription drug benefits strategy could adversely impact our business and financial results;

•	PBMs could be subject to claims under ERISA if they are found to be a fiduciary of a health benefit plan governed by ERISA;

•	Pending litigation could adversely impact our business practices and have a material adverse effect on our business, financial condition, liquidity and operating results;

•	We are subject to corporate integrity agreements and noncompliance may impede our ability to conduct business with the federal government;

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Legislative or regulatory initiatives that restrict or prohibit the PBM industry’s ability to use patient identifiable medical information could limit our ability to use information that is critical to the operation of our business;

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Our specialty pharmacy business is dependent on our relationships with a limited number of biopharmaceutical suppliers and the loss of any of these relationships could significantly impact our ability to sustain or increase our revenues;

•	Our ability to grow our specialty pharmacy business could be limited if we do not expand our existing base of drugs or if we lose patients;

•	Our specialty pharmacy business and Medicare Part D offerings expose us to increased credit risk;

•	Changes in industry pricing benchmarks could adversely affect our financial performance;

•	The terms and covenants relating to our existing indebtedness could adversely impact our financial performance;

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Prescription volumes may decline, and our net revenues and profitability may be negatively impacted, if products are withdrawn from the market or if increased safety risk profiles of specific drugs result in utilization decreases;

•	We may be subject to liability claims for damages and other expenses that are not covered by insurance;

•	The success of our business depends on maintaining a well-secured pharmacy operation and technology infrastructure and failure to execute could adversely impact our business;

•	We could be required to record a material non-cash charge to income if our recorded intangible assets are impaired, or if we shorten intangible asset useful lives; and,

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Anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), our certificate of incorporation and our bylaws could delay or deter a change in control and make it more difficult to remove incumbent officers and directors.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other uncertainties and potential events described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

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